As filed with the Securities and Exchange Commission on March 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZAFGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3857670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Zafgen, Inc.

3 Center Plaza, Suite 610

Boston, Massachusetts 02108

(617) 622-4003

(Address of Principal Executive Offices) (Zip Code)

Zafgen, Inc. 2014 Stock Option and Incentive Plan

(Full Title of the Plans)

Jeffrey Hatfield

Chief Executive Officer

Zafgen, Inc.

3 Center Plaza, Suite 610

Boston, Massachusetts 02108

(Name and Address of Agent For Service)

(617) 622-4003

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mitchell S. Bloom, Esq.

Danielle Lauzon, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,497,859 shares (2)	$1.22 (3)	$1,827,387.98	$237.20

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Zafgen, Inc. (the “Registrant”), which become issuable under the Registrant’s 2014 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the Plan, effective January 1, 2020. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on June 19, 2014 (Registration No. 333-196900), June 12, 2015 (Registration No. 333-204931), March 15, 2016 (Registration No. 333-210216), March 10, 2017 (Registration No. 333-216602), March 9, 2018 (Registration No. 333-223561) and March 14, 2019 (Registration No. 333-230291).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on March 3, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2014 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2015, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Compensation Committee of the Registrant’s Board of Directors. Accordingly, on January 1, 2020, the number of shares of Common Stock reserved and available for issuance under the plan increased by 1,497,859. This Registration Statement registers these additional 1,497,859 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration Nos. 333-196900, 333-204931, 333-210216, 333-216602, 333-216602 and 333-230291) on June  19, 2014, June 12, 2015, March  15, 2016, March 10, 2017, March  9, 2018 and March 14, 2019 are effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration Nos. 333-196900, 333-204931, 333-210216, 333-216602, 333-216602 and 333-230291) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 5th day of March, 2020.

ZAFGEN, INC.

By:	/s/ Jeffrey Hatfield
Jeffrey Hatfield
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jeffrey Hatfield and Patricia L. Allen as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Jeffrey Hatfield	Chief Executive Officer and Director	March 5, 2020
Jeffrey Hatfield	(Principal Executive Officer)

/s/ Patricia L. Allen	Chief Financial Officer	March 5, 2020
Patricia L. Allen	(Principal Financial and Accounting Officer)

/s/ Peter Barrett	Chairman of the Board of Directors	March 5, 2020
Peter Barrett, Ph.D.

/s/ Wendy Everett	Director	March 5, 2020
Wendy Everett Sc.D.

/s/ Robert J. Perez	Director	March 5, 2020
Robert J. Perez

/s/ John L. LaMattina	Director	March 5, 2020
John L. LaMattina, Ph.D.

/s/ Cameron Geoffrey McDonough	Director	March 5, 2020
Cameron Geoffrey McDonough, M.D.

/s/ Frank E. Thomas	Director	March 5, 2020
Frank E. Thomas

/s/ Thomas O. Daniel	Director	March 5, 2020
Thomas O. Daniel, M.D.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock certificate of the registrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-195391)).

4.2	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-195391)).

4.3	Form of Amended and Restated By-laws (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-195391)).

4.4	Third Amended and Restated Investors’ Rights Agreement by and among the registrant and certain of its stockholders, dated as of November 25, 2013 (Incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-195391)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on signature page).

99.1	2014 Stock Option and Incentive Plan and forms of agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-195391)).

*	Filed herewith.

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